Exhibit 99.1

DRAFT & CONFIDENTIAL

Dice Holdings, Inc. Reports First Quarter 2010 Results

•	Revenues declined 9% year-over-year to $26.8 million

•	Net income of $3.3 million or $0.05 per diluted share

•	Adjusted EBITDA totaled $9.9 million or 37% of Revenues (See “Notes Regarding the Use of Non-GAAP Financial Measures”)

•	Cash flow from operations grew 70% year-over-year to $11.6 million

•	Deferred revenue increased 13% during the quarter, or $4.5 million

•	Total debt outstanding reduced by $15.3 million in the first quarter of 2010; Company moves to net cash position of $7.7 million (See “Notes Regarding the Use of Non-GAAP Financial Measures”)

New York, New York, April 28, 2010 —Dice Holdings, Inc. (NYSE: DHX), a leading provider of specialized career websites for professional communities, today reported financial results for the quarter ended March 31, 2010.

First Quarter Operating Results

Revenues for the quarter ended March 31, 2010 totaled $26.8 million, a decline of 9% from $29.6 million in the comparable quarter of 2009. Currency translation from pound sterling to U.S. dollars favorably impacted revenues by $0.5 million from first quarter 2009. Recruitment activity improved at both Dice.com and eFinancialCareers.com as compared to both the first and fourth quarters of 2009.

Operating expenses totaled $20.8 million for the quarter ended March 31, 2010, a decline of 5% from the comparable quarter in 2009. The increase in sales and marketing expense was primarily driven by higher sales compensation costs as a result of increased customer activity. That increase, as well as investments in product development were more than offset by declines in amortization and general and administrative expenses.

Net income for the quarter ended March 31, 2010 totaled $3.3 million or $0.05 earnings per diluted share, compared to net income of $3.9 million in the first quarter of 2009.

Net cash provided by operating activities for the quarter ended March 31, 2010 was $11.6 million, an increase of 70% from $6.8 million in the comparable quarter of 2009.

Adjusted EBITDA for the quarter ended March 31, 2010 was $9.9 million, compared with $14.0 million for the first quarter of 2009. See “Notes Regarding the Use of Non-GAAP Financial Measures.”

Operating Segment Results

For the quarter ended March 31, 2010, DCS Online revenues were $19.1 million or 71% of Dice Holdings’ consolidated revenues, representing a 13% decrease from the comparable 2009 quarter. The decrease was primarily a result of a decline in the average number of recruitment package customers served, partially offset by a 27% year-over-year increase in revenues at ClearanceJobs.

The eFinancialCareers segment, which consists of eFinancialCareers operations outside of North America, accounted for 23% of Dice Holdings’ consolidated revenues in the first quarter of 2010. For the quarter ended March 31, 2010, eFinancialCareers revenues increased 3% to $6.1 million. Currency translation from pound sterling to U.S. dollars favorably impacted revenues by $0.5 million from the comparable 2009 quarter. Measured in pound sterling, the eFinancialCareers segment declined 5%; however, revenues from the U.K. business grew 5% from the previous year’s first quarter.

The remaining businesses operated by Dice Holdings, which include the eFinancialCareers operations in North America, AllHealthcareJobs (since the date of acquisition, June 10, 2009) and Targeted Job Fairs, are reported in the Other category. Other revenues decreased 2% to $1.6 million for the quarter ended March 31, 2010.

Balance Sheet

Deferred revenue at March 31, 2010 was $38.4 million compared to $33.9 million at December 31, 2009 and $38.1 million at March 31, 2009. The $4.5 million or 13% sequential increase in deferred revenue is primarily attributed to an improvement in the renewal rate of annual contracts, as well as an increase in new business at Dice.com.

Net cash, defined as cash and cash equivalents and marketable securities less total debt, was $7.7 million at March 31, 2010, consisting of cash and cash equivalents and marketable securities of $42.7 million minus total debt of $35.0 million. This compares to a net debt balance of $1.2 million at December 31, 2009, consisting of total debt of $50.3 million minus cash and cash equivalents and marketable securities of $49.1 million. In addition to making its quarterly amortization payment, the Company prepaid $15.0 million of the term loan portion of its Amended and Restated Credit Facility which matures in March 2012.

Management Comments

Scot Melland, Chairman, President and Chief Executive Officer, stated, “Recruitment activity increased in our core technology and finance markets. For Dice.com, new business booked in the quarter was the best it’s been since mid-2008. And we are pleased to show year-over-year revenue growth at eFinancialCareers in the U.K., our largest financial services market.” Mr. Melland added, “As confidence grows in the recovery, employee turnover is likely to increase and that’s an additional driver of our business. However, we’re not simply relying on more favorable markets and increased turnover. We have stepped up our investment in product development and marketing to capitalize on our leading position in recruiting professionals.”

Michael Durney, Senior Vice President, Finance and Chief Financial Officer, said, “The growth in deferred revenue and the surge in cash generation are more indicators on the path of improvement. Thus far, we have chosen to utilize the majority our cash for debt prepayments, reducing debt by more than $15 million since the beginning of the year.” Mr. Durney stated, “As we’ve demonstrated, we have the financial strength and discipline to deliver strong profitability within range of our long-term goal. We achieved these results while investing in product and marketing, as well as recognizing the impact of increases in sales compensation from higher sales. We are well positioned to grow our business, and importantly, our bottom line in a high-quality manner.”

Business Outlook

The Company is providing a current, point-in-time view of estimated financial performance based on what it sees as of April 28, 2010 for both the quarter ending June 30, 2010 and the year ending December 31, 2010. The Company’s actual performance will vary based on a number of factors including those that are outlined in our Annual Report on Form 10-K for the year ended December 31, 2009, in the sections entitled “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our quarterly reports on Form 10-Q.

	Quarter ending June 30, 2010		Year ending December 31, 2010
Total Revenue	$28.5	mm	$116	mm

Estimated Contribution by Segment
DCS Online	73%		73%
eFinancialCareers	22%		22%
Other	5%		5%

Sales & Marketing expense	$10.5	mm	$41	mm

Adjusted EBITDA	$10.5	mm	$45	mm

Depreciation and amortization	$3.5	mm	$12	mm
Non-cash stock compensation expense	$1.0	mm	$4	mm
Interest expense, net	$1.0	mm	$4	mm
Income taxes	$1.8	mm	$9	mm

Net income	$3.2	mm	$16	mm

Adjusted EBITDA Margin	37%		39%

Fully diluted share count	68	mm	68	mm

Conference Call Information

The Company will host a conference call to discuss first quarter 2010 results today at 8:30 a.m. Eastern Time. Hosting the call will be Scot W. Melland, Chairman, President and Chief Executive Officer, and Michael P. Durney, Senior Vice President, Finance and Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 800-329-9097 or for international callers by dialing 617-614-4929; the participant passcode is 50646693. A replay will be available two hours after the call and can be accessed by dialing 888-286-8010 or 617-801-6888 for international callers; the replay passcode is 43171615. The replay will be available until May 5, 2010.

The call will also be webcast live from the Company’s website at www.diceholdingsinc.com under the Investor Relations section.

Upcoming Investor Conference

Scot Melland, Chairman, President and CEO and Michael Durney, Senior Vice President, Finance and CFO, will present on Tuesday, May 11, 2010 at the Jefferies 6th Annual Internet, Media and Telecom Conference in New York City. The presentation will begin at 8:00 a.m. Eastern Time. Investors and interested parties may listen to a live webcast of the presentation by visiting the Company’s website at www.diceholdingsinc.com under the Investor Relations section.

Investor Contact:

Jennifer Bewley

Director, Investor Relations

Dice Holdings, Inc.

212-448-4181

IR@dice.com

Media Contacts:

Makovsky + Company

Kona Luseni

212-508-9684

kluseni@makovsky.com

About Dice Holdings, Inc.

Dice Holdings, Inc. (NYSE: DHX) is a leading provider of specialized career websites for professional communities, including technology and engineering, financial services, accounting and finance, healthcare, and security clearance. Our mission is to help our customers source and hire the most qualified professionals in select and highly skilled occupations, and to help those professionals find the best job opportunities in their respective fields and further their careers. For more than 19 years, we have built our company by providing our customers with quick and easy access to high-quality, unique professional communities and offering those communities access to highly relevant career opportunities and information. Today, we serve multiple markets primarily in North America, Europe, the Middle East, Asia and Australia.

Notes Regarding the Use of Non-GAAP Financial Measures

Dice Holdings, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, and other non-recurring income or expense (“Adjusted EBITDA”), free cash flow, net cash and net debt, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Adjusted EBITDA

Adjusted EBITDA is a metric used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Amended and Restated Credit Facility, represents net income (loss) before interest expense, interest income, income tax expense, depreciation and amortization, non-cash stock compensation expense, extraordinary or non-recurring non-cash income or expense, and to add back the deferred revenues written off in connection with acquisition purchase accounting adjustments.

We consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth as well as to monitor compliance with financial covenants. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

We present Adjusted EBITDA because covenants in our Amended and Restated Credit Facility contain ratios based on this measure. Our Amended and Restated Credit Facility is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Amended and Restated Credit Facility that are based on Adjusted EBITDA may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment under our Amended and Restated Credit Facility.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our profitability or liquidity.

Free Cash Flow

We define free cash flow as net cash provided by operating activities from continuing operations minus capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period.

Net Cash/Net Debt

Net Cash is defined as cash and cash equivalents and marketable securities less total debt. Net Debt is defined as total debt less cash and cash equivalents and marketable securities. We consider net cash and net debt to be important measures of liquidity and indicators of our ability to meet ongoing obligations. We also use net cash and net debt, among other measures, in evaluating our choices for capital deployment. Net Cash and Net Debt presented herein are non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, and the failure to attract qualified professionals or grow the number of qualified professionals who use our websites. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our quarterly reports on Form 10-Q, all of which are available on the Investor Relations page of our website at www.diceholdingsinc.com.

You should keep in mind that any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands except per share amounts)

	For the three months ended March 31,
	2010	2009

Revenues	$26,827	$29,569

Operating expenses:
Cost of revenues	2,107	1,830
Product development	1,190	795
Sales and marketing	10,131	9,436
General and administrative	4,286	4,996
Depreciation	972	921
Amortization of intangible assets	2,396	3,891
Change in acquisition related contingencies	(324)	—

Total operating expenses	20,758	21,869

Operating income	6,069	7,700
Interest expense	(1,121)	(1,923)
Interest income	38	83
Other income	75	388

Income before income taxes	5,061	6,248

Income tax expense	1,760	2,390

Net income	$3,301	$3,858

Basic earnings per share	$0.05	$0.06
Diluted earnings per share	$0.05	$0.06

Weighted average basic shares outstanding	62,366	62,210
Weighted average diluted shares outstanding	66,900	65,660

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	For the three months ended March 31,
	2010	2009
Cash flows provided by operating activities:
Net income	$3,301	$3,858

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	972	921
Amortization	2,396	3,891
Deferred income taxes	(753)	(1,625)
Amortization of deferred financing costs	208	208
Share based compensation	826	1,475
Change in acquisition related contingencies	(324)	—
Gain on interest rate hedges	(75)	(388)
Changes in operating assets and liabilities:
Accounts receivable	1,834	2,416
Prepaid expenses and other assets	(805)	(80)
Accounts payable and accrued expenses	(540)	(1,794)
Income taxes receivable/payable	(312)	296
Deferred revenue	4,786	(2,460)
Other, net	70	97

Net cash provided by operating activities	11,584	6,815

Cash flows provided by (used for) investing activities:
Purchases of fixed assets	(1,571)	(846)
Purchases of marketable securities	(504)	—
Maturities and sales of marketable securities	2,011	2,500

Net cash provided by (used for) investing activities	(64)	1,654

Cash flows used for financing activities:
Payments on long-term debt	(18,300)	(20,300)
Proceeds from long-term debt	3,000	—
Other	182	—

Net cash used for financing activities	(15,118)	(20,300)

Effect of exchange rate changes	(1,352)	(947)

Net change in cash and cash equivalents for the period	(4,950)	(12,778)
Cash and cash equivalents, beginning of period	44,925	55,144

Cash and cash equivalents, end of period	$39,975	$42,366

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	March 31, 2010	December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$39,975	$44,925
Marketable securities	2,689	4,214
Accounts receivable, net	9,353	11,336
Deferred income taxes—current	807	812
Income taxes receivable	1,683	906
Prepaid and other current assets	2,148	1,360

Total current assets	56,655	63,553
Fixed assets, net	5,742	5,719
Acquired intangible assets, net	45,975	48,536
Goodwill	140,145	142,638
Deferred financing costs, net	1,667	1,875
Other assets	233	234

Total assets	$250,417	$262,555

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$8,801	$10,205
Deferred revenue	38,442	33,909
Current portion of long-term debt	1,000	1,000
Interest rate hedge liability—current	475	—
Income taxes payable	1,027	601

Total current liabilities	49,745	45,715

Long-term debt	34,000	49,300
Deferred income taxes—non-current	10,090	10,886
Interest rate hedge liability—non-current	—	550
Accrual for unrecognized tax benefits	5,763	5,778
Other long-term liabilities	1,666	1,706

Total liabilities	101,264	113,935

Total stockholders’ equity	149,153	148,620

Total liabilities and stockholders’ equity	$250,417	$262,555

Supplemental Information and Non-GAAP Reconciliations

On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A quarterly balance sheet, statement of operations and statement of cash flows for the quarter ended March 31, 2010 is provided elsewhere in this press release. Supplemental schedules provided include:

Quarterly Adjusted EBITDA Reconciliation

A reconciliation of Adjusted EBITDA for the quarters ended March 31, 2010 and 2009 is provided. This information provides the reader with the information we believe is necessary to analyze the Company.

Non-GAAP and Quarterly Supplemental Data

On this schedule, the Company provides certain non-GAAP information for the quarters ended March 31, 2010 and 2009 that we believe is useful to understanding the business operations of the Company.

DICE HOLDINGS, INC.

QUARTERLY ADJUSTED EBITDA RECONCILIATIONS

(Unaudited)

(in thousands)

	For the three months ended March 31,
	2010	2009

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$3,301	$3,858
Interest expense	1,121	1,923
Interest income	(38)	(83)
Income tax expense	1,760	2,390
Depreciation	972	921
Amortization of intangible assets	2,396	3,891
Change in acquisition related contingencies	(324)	—
Other income	(75)	(388)
Non-cash stock compensation expense	826	1,475

Adjusted EBITDA	$9,939	$13,987

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$11,584	$6,815
Interest expense	1,121	1,923
Amortization of deferred financing costs	(208)	(208)
Interest income	(38)	(83)
Income tax expense	1,760	2,390
Deferred income taxes	753	1,625
Change in accounts receivable	(1,834)	(2,416)
Change in deferred revenue	(4,786)	2,460
Changes in working capital and other	1,587	1,481

Adjusted EBITDA	$9,939	$13,987

DICE HOLDINGS, INC.

NON-GAAP AND QUARTERLY SUPPLEMENTAL DATA

(Unaudited)

(dollars in thousands except per customer data)

	For the three months ended March 31,
	2010	2009
Revenues by Segment
DCS Online	$19,092	$21,995
eFinancialCareers	6,123	5,922
Other	1,612	1,652

	$26,827	$29,569

Percentage of Revenues by Segment
DCS Online	71.2%	74.4%
eFinancialCareers	22.8%	20.0%
Other	6.0%	5.6%

	100.0%	100.0%

Sales and Marketing Expense	$10,131	$9,436
Sales and Marketing Expense as a Percentage of Revenue	37.8%	31.9%

Adjusted EBITDA	$9,939	$13,987
Adjusted EBITDA Margin	37.0%	47.3%

Net cash provided by operating activities	$11,584	$6,815
Purchases of fixed assets	(1,571)	(846)

Free Cash Flow	$10,013	$5,969

Deferred Revenue (end of period)	$38,442	$38,143

Dice.com Recruitment Package Customers
Beginning of period	5,900	7,600
End of period	6,400	6,850
Average for the period (1)	6,200	7,300

Dice.com Average Monthly Revenue per Recruitment Package Customer (2)	$815	$854

Segment Definitions:

DCS Online: Dice.com and ClearanceJobs

eFinancialCareers: eFinancialCareers worldwide, excluding North America

Other:	eFinancialCareers (North America), Targeted Job Fairs, JobsintheMoney, and
AllHealthcareJobs (from the date of acquisition, June 10, 2009)

(1)	Reflects the daily average of recruitment package customers during the period.
(2)	Reflects simple average of three months in each quarterly period.